UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 16, 2006

                                GERON CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                       0-20859                  75-2287752
(State or other jurisdiction     (Commission File Number)      (IRS Employer
   of incorporation)                                         Identification No.)


                             230 CONSTITUTION DRIVE
                          MENLO PARK, CALIFORNIA 94025
          (Address of principal executive offices, including zip code)

                                 (650) 473-7700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

     Please see Item 5.02 below for a description of the material terms of an offer letter entered into between Geron Corporation ("Geron") and Alan B. Colowick, which description is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On October 16, 2006, Geron publicly disseminated a press release announcing that Alan B. Colowick, M.D., M.P.H, had been appointed as its president, oncology, effective October 16, 2006. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. In this newly created position, Dr. Colowick, 44, will manage the operational and strategic activities of Geron's oncology programs. He will report to Dr. Thomas Okarma, Geron's president and CEO.

     Prior to joining Geron, Dr. Colowick was the chief medical officer of Threshold Pharmaceuticals Inc., where he was responsible for all aspects of non-clinical and clinical development and manufacturing.

     Before this, he held a wide range of positions with Amgen Inc. Most recently, he served as vice president of European Medical Affairs, where he was responsible for all products in multiple therapeutic areas, including hematology/oncology, nephrology and internal medicine. Earlier in his career with Amgen, Dr. Colowick directed the team responsible for leading the company's successful registration and launch of the drug, Aranesp(R), in the United States, European Union and Australia.

     Dr. Colowick was a clinical and research fellow in hematology-oncology at Harvard University and the Dana Farber Cancer Institute. He earned his M.P.H. at the Harvard School of Public Health and his M.D. at Stanford University School of Medicine.

     In connection with hiring Dr. Colowick as an at-will employee and appointing him as president, oncology, Geron and Dr. Colowick, each executed an offer letter, which provides for base salary compensation of $425,000 per annum, a target bonus of 40 percent of his base salary which will not be prorated based upon his start date of October 16, 2006, a one-time sign-on bonus of $100,000 that is repayable to Geron should he cease employment at Geron before October 16, 2008, as well as employee benefits pursuant to Geron's benefits policies. Dr. Colowick also received a restricted stock grant of 40,000 shares of Geron common stock on October 16, 2006. The shares of restricted stock will remain subject to a repurchase right of Geron until October 16, 2007, at which time such repurchase right will lapse with respect to 25% of such shares. Geron's repurchase right will lapse with respect to the balance of the shares on October 16, 2008. Subject to approval by Geron's Compensation Committee of the Board of Directors, Dr. Colowick is also entitled to a stock option grant to purchase up to 200,000 shares of Geron common stock. Pursuant to Geron's stock option grant practices, the Compensation Committee grants stock options on the third Wednesday of each month. Dr. Colowick's stock option will have an exercise price equal to the fair market value of Geron common stock measured by the market closing price on the date of grant and will vest monthly over 48 months, subject to a six month cliff period for so long as Dr. Colowick continues to provide services to the Company.



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     Dr. Colowick is also a party to Geron's Severance Plan (the "Severance
Plan"). Under the Severance Plan, if Dr. Colowick was terminated for any reason other than "cause" (as defined in the Severance Plan) and has signed a mutually acceptable separation agreement, he shall be entitled to (i) a lump sum payment equal to his then-current base salary for the Severance Period (as defined in the Severance Plan); and (ii) payment of premiums required for the continuation of health, dental and vision insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") through the earlier of the end of the applicable Severance Period or when other employment offering health care coverage is obtained.

Item 9.01. Financial Statements and Exhibits

         (c)      Exhibits

                  99.1     Press release dated October 16, 2006.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GERON CORPORATION

Date: October 16, 2006                          By: /s/ David L. Greenwood
                                                    ----------------------------
                                                    David L. Greenwood
                                                    Executive Vice President and
                                                    Chief Financial Officer



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